FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

        JUNE 25 1999
NO.       C1706-97
   ----------------------
         Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         CONSUMER MARKETING CORPORATION

         We the undersigned, Devinder Randhawa, President and Bob Hemmerling, Secretary, of CONSUMER MARKETING CORPORATION, a Nevada cvrporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 3Oth day of January, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.000l per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."


         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Devinder Randhawa, President
                                             -----------------------------------
                                                 Devinder Randhawa, President


                                             /s/ Bob Hemmerling
                                             -----------------------------------
                                                 Bob Hemmerling, Secretary



SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this

11 day of June, 1999

/s/ ?????
-------------------------------
A commissioner for taking
affidavits for British Columbia